United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 28 2009

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Date of Report

[Date of Earliest Event Reported]

REFLECT SCIENTIFIC, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West

Orem, Utah 84058

 (Address of Principal Executive Offices)

(801) 226-4100

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2009, David Strate  left the Company as our Chief Financial Officer to pursue other opportunities.  On September 30, 2009 our Board of Directors appointed Keith Merrell to replace Mr. Strate as Chief Financial Officer.

Keith Merrell is 64 years old.  Mr. Merrell draws on 28 years of accounting experience to manage all of our accounting functions and to interface with our independent public accountants.  He spent two years in the field of public accounting, and served as Chief Financial Officer or Controller of five companies prior to his joining us.  His business career also includes extensive experience in management, sales and marketing, and consulting.  He served as both Chief Financial Officer and Controller of Specialized Health Products International, Inc., a manufacturer of safety medical devices, from 2000 to 2007, and as Vice President-Western Operations for Michelex, an injection molding company with corporate headquarters in New York, from 1998 to 2000.  From 1991 to 1998 he served as Director of Finance for The Duplication Group, planning, implementing, and bringing online the first compact disc manufacturing facility in the intermountain area.  He graduated from Arizona State University with a B.S. degree in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

REFLECT SCIENTIFIC, INC.

Date:	October 1, 2009	By:	/s/Kim Boyce
Kim Boyce
CEO, President and Director

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